Exhibit 99.1

JMP GROUP ANNOUNCES PARTIAL REDEMPTION OF 7.25% SENIOR NOTES DUE 2027

SAN FRANCISCO, June 16, 2021 — JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, announced today that its wholly owned subsidiary, JMP Group Inc., intends to give notice on Friday, June 18, 2021, to holders of its 7.25% Senior Notes due 2027 (CUSIP No. 466273 109; NASDAQ: JMPNL) (the “2027 Notes”) of its intention to redeem $15.0 million principal amount (600,000 Units) of the 2027 Notes on July 19, 2021 (the “Redemption Date”). The board of directors of JMP Group Inc. has authorized the redemption.

The redemption will be made pursuant to the terms of the 2027 Notes and the indenture governing the 2027 Notes. The redemption price per 2027 Note will be $25 plus accrued and unpaid interest up to, but excluding, the Redemption Date. The redeemed 2027 Notes will be cancelled and not subject to reissuance.

JMP Group Inc. intends to instruct U.S. Bank National Association, as the trustee for the 2027 Notes, to distribute a Notice of Redemption on June 18, 2021, to all currently registered holders of the 2027 Notes. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the 2027 Notes may be obtained after June 18, 2021, from U.S. Bank National Association by calling (800) 934-6802 (toll-free). JMP Group Inc. will use available cash to redeem the 2027 Notes.

On May 26, 2021, JMP Group Inc. gave notice of its intention to redeem $10.0 million principal amount of its 2027 Notes, which redemption will take place on June 25, 2021. As of June 17, 2021, $40,000,000 in aggregate principal amount of the 2027 Notes were outstanding.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the expected redemption of the 2027 Notes. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on March 29, 2021. Such forward-looking statements speak only as of the date of this press release. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities and its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management. For more information, visit www.jmpg.com.

Investor Relations Contact	Media Relations Contacts
JMP Group LLC	Dukas Linden Public Relations, Inc.

Andrew Palmer	Zach Leibowitz
(415) 835-8978	(646) 722-6528
apalmer@jmpg.com	zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com